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[THIS PAGE SUBMITTED WITH EDGAR FILING, BUT NOT DELIVERED TO STOCKHOLDERS]
                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
Filed by the  Registrant  [ X ]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:
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[ ]  Confidential,  for  Use  of the  Commission  Only  (as  Permitted  by  Rule
14a-6(e)(2))
[ ] Definitive Proxy Statement [ ] Definitive  Additional Materials
[ ] Solicitation  Material  Pursuant to Rule 14a-11(c) or rule 14a-12

                           Hemispherx Biopharma, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[x] No fee required.

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        1) Title of each class of securities to which transaction applies:
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           pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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
                                                           PRELIMINARY COPY
                           HEMISPHERX BIOPHARMA, INC.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 2003

To the Stockholders of Hemispherx Biopharma, Inc.:

         You are cordially invited to attend the Annual Meeting of Stockholders of Hemispherx Biopharma, Inc. ("Hemispherx"), a Delaware corporation, to be held at the Embassy Suites, 1776 Benjamin Franklin Parkway, Philadelphia Pennsylvania 19103, on Wednesday, September 10, 2002, at 10:00 a.m. local time, for the following purposes:

     1. To elect five members to the Board of Directors of Hemispherx to serve until their respective successors are elected and qualified;

     2. To ratify the selection by Hemispherx of BDO Seidman, LLP, independent public accountants, to audit the financial statements of Hemispherx for the year ending December 31, 2003; and

     3. To amend Hemispherx's certificate of incorporation to increase the number of authorized shares of Hemispherx's common stock.

     4. To transact such other matters as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on July 14, 2003 are entitled to notice of and to vote at the meeting.

         A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares. We have also enclosed our amended annual report on Form 10-K for the fiscal year ended December 31, 2002.

                                          By Order of the Board
                                          of Directors

                                          /s/Ransom W. Etheridge, Secretary
Philadelphia, Pennsylvania
July, 2003

                                                          PRELIMINARY COPY
                                 PROXY STATEMENT

                           HEMISPHERX BIOPHARMA, INC.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103


                                  INTRODUCTION


         This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of Hemispherx
Biopharma, Inc. ("Hemispherx" or the "Company") to be held on Wednesday, September 10, 2003, and at any adjournments. The accompanying proxy is solicited by the Board of Directors of Hemispherx and is revocable by the stockholder by notifying Hemispherx's Corporate Secretary at any time before it is voted, or by voting in person at the annual meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about July 21, 2003. The principal executive offices of Hemispherx are located at 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103, telephone (215) 988-0080.


                      OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES


         Only stockholders of record at the close of business on July 14, 2003, the record date, are entitled to receive notice of, and vote at the annual meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 35,757,559 shares of common stock, par value $.001 per share. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.


         The five nominees receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting will be elected as Hemispherx's directors and constitute the entire board of directors of Hemispherx. The affirmative vote of at least a majority of the shares represented and voting at the annual meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. The affirmative vote of at least a majority of the issued and outstanding shares as of the record date is necessary for approval of Proposal No.3. A quorum is representation in person or by proxy at the annual meeting of a majority of the outstanding shares of Hemispherx on the record date.

REVOCABILITY OF PROXIES

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the corporate secretary of Hemispherx at its principal offices, 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize William A. Carter and Ransom W. Etheridge and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Carter and Etheridge and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

     Hemispherx has borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $40,000. Hemispherx may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of Hemispherx's directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

     We have  hired  the firm of  MacKenzie  Partners,  Inc.  to  assist  in the solicitation of proxies on behalf of the Board of Directors. MacKenzie has agreed to perform this service for a proposed fee of $5,000.00 plus out-of-pocket expenses.

ADJOURNED MEETING

     The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjournment meeting not less than ten
(10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

TABULATION OF VOTES

     The votes will be tabulated and certified by Hemispherx's transfer agent.

VOTING BY STREET NAME HOLDERS

         If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").


QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock entitled to vote at the annual meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Hemispherx believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, Hemispherx intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal (other than the election of directors).

         Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Hemispherx intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2004 Annual Meeting of Stockholders must be received by the Company's Secretary, at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Philadelphia, PA 19103 no later than March 25, 2004.

         Pursuant to the Company's Restated and Amended Bylaws all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof in writing having been given the Secretary of the Company. To be timely, a stockholder's notice, for all stockholder proposals other than the nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder's notice in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be timely, a stockholder's notice, with respect to a stockholder proposal for nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder's notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Provided, however, in the event that the stockholder proposal relates to the nomination of candidates for director and the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. All stockholder proposals must contain all of the information required under the Company's Bylaws, a copy of which is available upon written request, at no charge, from the Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                            PROPOSALS TO STOCKHOLDERS

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     Each nominee to the board of directors will serve until the next annual meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

     Unless otherwise specified, the enclosed proxy will be voted in favor of the election of William A. Carter, Richard C. Piani, Ransom W. Etheridge, William M. Mitchell and Iraj-Eqhbal Kiani. Information is furnished below with respect to all nominees.

     Set forth below is the biographical information of the nominees and directors of Hemispherx:

     WILLIAM A. CARTER, M.D., 65, the co-inventor of Ampligen, joined Hemispherx in 1978, and has served as: (a) Hemispherx's Chief Scientific Officer since May 1989; (b) the Chairman of Hemispherx's Board of Directors since January 1992;
(c) Hemispherx's Chief Executive Officer since July 1993; (d) Hemispherx's President since April, 1995; and (e) a director since 1987. From 1987 to 1988, Dr. Carter served as Hemispherx's Chairman. Dr. Carter was a leading innovator in the development of human interferon for a variety of treatment indications including various viral diseases and cancer. Dr. Carter received the first FDA approval to initiate clinical trials on beta interferon product manufactured in the U.S. under his supervision. From 1985 to October 1988, Dr. Carter served as Hemispherx's Chief Executive Officer and Chief Scientist. He received his M.D. degree from Duke University and underwent his post-doctoral training at the National Institutes of Health and Johns Hopkins University. Dr. Carter also served as Professor of Noeplastic Diseases at Hahnemann Medical University, a position he held from 1980 to 1998. Dr. Carter served as Director of Clinical Research for Hahnemann Medical University Institute for Cancer and Blood Diseases, and as a professor at Johns Hopkins School of Medicine and the State University of New York at Buffalo. Dr. Carter is a Board certified physician and author of more than 200 scientific articles, including the editing of various textbooks on anti-viral and immune therapy.

     RICHARD C. PIANI, 76, has been a director of Hemispherx since May 1995. Mr. Piani was employed as a principal delegate for Industry to the City of Science and Industry, Paris, France, a scientific and educational complex, from 1985 through 2000. Mr. Piani provided consulting to Hemispherx in 1993, with respect to general business strategies for Hemispherx's European operations and markets. Mr. Piani served as Chairman of Industrielle du Batiment-Morin, a building materials corporation, from 1986 to 1993. Previously Mr. Piani was a Professor of International Strategy at Paris Dauphine University from 1984 to 1993. From 1979 to 1985, Mr. Piani served as Group Director in Charge of International and Commercial Affairs for Rhone-Poulenc and from 1973 to 1979 he was Chairman and Chief Executive Officer of Societe "La Cellophane", the French company which invented cellophane and several other worldwide products. Mr. Piani has a Law degree from Faculte de Droit, Paris Sorbonne and a Business Administration degree from Ecole des Hautes Etudes Commerciales, Paris.

     RANSOM W. ETHERIDGE, 64, has been a director of Hemispherx since October 1997, and presently serves as our Secretary. Mr. Etheridge first became associated with Hemispherx in 1980 when he provided consulting services to Hemispherx and participated in negotiations with respect to Hemispherx's initial private placement through Oppenheimer & Co., Inc. Mr. Etheridge has been practicing law since 1967, specializing in transactional law. Mr. Etheridge is a member of the Virginia State Bar, a Judicial Remedies Award Scholar and has served as President of the Tidewater Arthritis Foundation. He is a graduate of Duke University, the Wharton School Business Real Estate Investment Analysis Seminar, and the University of Richmond School of Law.

     WILLIAM M. MITCHELL, M.D., 68, has been a director since July 1998. Mr. Mitchell is a Professor of Pathology at Vanderbilt University School of Medicine. Dr. Mitchell earned an M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as an Intern in Internal Medicine, followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 200 papers, reviews and abstracts dealing with viruses and anti-viral drugs. Dr. Mitchell has worked for and with many professional societies, including the International Society for Interferon Research, and committees, among them the National Institutes of Health, AIDS and Related Research Review Group. Dr. Mitchell previously served as a director of Hemispherx from 1987 to 1989.

     IRAJ-EQHBAL KIANI, M.B.A.,PH.D., 58, was appointed to the Board of Directors on May 1, 2002. Dr. Kiani is a citizen of England and resides in Newport, California. As a native of Iran, Dr. Kiani served in various local government positions including the Governor of Yasoi, Capital of Boyerahmad, Iran. In 1980, Dr. Kiani moved to England, where he established and managed several trading companies over a period of some 20 years. Dr. Kiani is a planning and logistic specialist who is now applying his knowledge and experience to build a worldwide immunology network which will use the Company's proprietary technology. Dr. Kiani received his Ph.D. degree from the University of Warwick in England.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF HEMISPHERx AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL FIVE OF THE ABOVE-NAMED NOMINEE DIRECTORS OF HEMISPHERx'.

                      INFORMATION CONCERNING BOARD MEETINGS

      Hemispherx board of directors met four times and executed four Unanimous Consents, the Compensation Committee met once, the Audit Committee met five times, and the Strategic Planning Committee met once during the fiscal year ended December 31, 2002. Four of the incumbent directors attended 100% of the Board Meetings and one incumbent, Iraj Eqhbal Kiani attended two meetings.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

     The board of directors maintains the following committees:


Executive Committee.

     The Executive Committee is composed of William A. Carter, Chief Executive Officer and President, Ransom W. Etheridge, Secretary and Iraj-Eqhbal Kiani. The Executive Committee makes recommendations to management regarding general business matters of Hemispherx.


Compensation Committee.

     The Compensation Committee is composed of Ransom W. Etheridge, Secretary and director, and Richard C. Piani, director. The Compensation Committee makes recommendations concerning salaries and compensation for employees of and consultants to Hemispherx.


Audit Committee.

     Our Audit Committee of the Board of Directors consists of Richard Piani, Committee Chairman, William Mitchell, M.D. and Iraj-Eqhbal Kiani. Mr. Piani, Dr. Mitchell and Iraj-Eqhbal Kiani are Independent Directors. We do not have a financial expert as defined in Securities and Exchange Commission rules on the committee in the true sense of the description. However, Mr. Piani is a Businessman and has 40 years of experience of working with budgets, analyzing financials and dealing with financial institutions. The Company believes Mr. Piani, Dr. Mitchell and Iraj-Eqhbal Kiani to be independent of management and free of any relationship that would interfere with their exercise of independent judgement as members of this committee. The principal functions of the Audit Committee are to serve as an independent and objective party to assist the Board of Directors in monitoring the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, and the independence and performance of the Company's auditors.

Audit Committee Report.

         The Audit Committee of the Board of Directors was composed of three independent directors and operates under a written charter prepared and adopted by the Board of Directors. One of these members, Ransom Etheridge, as a result of his increased activity with the Company, no longer deemed independent. The Committee recommends to the Board of Directors, subject to stockholders' ratification, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants, BDO Seidman, LLP ("BDO"), are responsible for performing an independent audit of the
Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and for expressing an opinion on the conformity of the financial statements to accounting principles generally accepted in the United States of America. The Committee's responsibility, as the representative of the Board of Directors, is to monitor and oversee the processes.

         In this context, the Committee met and held discussions with management and BDO. Management represented to the Committee that the Company's audited financial statements were prepared in accordance with accounting principles generally accepted with the United States of America, and the Committee has reviewed and discussed the audited financial statements with management and BDO. In addition, the Committee has discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees. The Audit Committee also has received the written disclosures and letter from BDO required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and has discussed with BDO its independence from the Company.

         Based on reviews, discussions and other matters referred to in the preceding paragraph, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report Form on Form 10-K for the fiscal year ended December 31, 2002.

                                     This  report  is  submitted  by  the  Audit
Committee of the Company's Board of Directors.

                           Richard C. Piani, Chairman
                               William M. Mitchell
                                Iraj-Eqhbal Kiani

Code of Ethics.

Our Board of Directors adopted a code of ethics and business conduct for officers, directors and employees that went into effect on May 19, 2003. This code has been presented and reviewed by each officer, director and employee. You may obtain a copy of this code by visiting our web site at www.hemispherx.net or by written request to our office at 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103.

Strategic Planning Committee.

         The Strategic Planning Committee is composed of William A. Carter and Richard C. Piani. The Strategic Planning Committee makes recommendations to the board of directors of priorities in the application of Hemispherx's financial assets and human resources in the fields of research, marketing and manufacturing. The Strategic Planning Committee has engaged a number of leading consultants in healthcare, drug development and pharmaeconomics to assist in the analysis of various products being developed and/or potential acquisitions being considered by Hemispherx.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about Hemispherx's executive officers and key personnel:

                  Name                      Age    Position

         William A. Carter, M.D.            65     Chairman, Chief Executive
                                                   Officer and President
         Robert E. Peterson                 66     Chief Financial Officer

         David R. Strayer, M.D.             57     Medical Affairs, Regulatory
                                                   Affairs
         Carol A. Smith, Ph.D.              51     Director of Manufacturing
                                                   and Process Development
         Ransom W. Etheridge                64     Secretary/Treasurer


     For biographical information about William A. Carter, M.D. and Ransom Etheridge, please see the discussion under the heading "Proposal No. 1 Election of Directors" above.

     ROBERT E. PETERSON has served as Chief Financial Officer of the Company since April, 1993 and served as an Independent Financial Advisor to the Company from 1989 to April, 1993. Also, Mr. Peterson has served as Vice President of the Omni Group, Inc., a business consulting group based in Tulsa, Oklahoma since 1985. From 1971 to 1984, Mr. Peterson worked for PepsiCo, Inc. and served in various financial management positions including Vice President and Chief Financial Officer of PepsiCo Foods International and PepsiCo Transportation, Inc. Mr. Peterson is a graduate of Eastern New Mexico University.

     DAVID R. STRAYER, M.D. who served as Professor of Medicine at the Medical College of Pennsylvania and Hahnemann University, has acted as the Medical Director of the Company since 1986. He is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders. Dr. Strayer has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health. Dr. Strayer attended the School of Medicine at the University of California at Los Angeles where he received his M.D. in 1972.

     CAROL A. SMITH, Ph.D. has served as the Company's Director of Manufacturing and Process Development since April 1995, as Director of Operations since 1993 and as the Manager of Quality Control from 1991 to 1993, with responsibility for the manufacture, control and chemistry of Ampligen(R). Dr. Smith was Scientist/Quality Assurance Officer for Virotech International, Inc. from 1989 to 1991 and Director of the Reverse Transcriptase and Interferon Laboratories and a Clinical Monitor for Life Sciences, Inc. from 1983 to 1989. She received her Ph.D. from the University of South Florida College of Medicine in 1980 and was an NIH post-doctoral fellow at the Pennsylvania State University College of Medicine.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have employment agreements with certain of our executive officers and have granted stock options and warrants to purchase common stock to our officers and directors. These employment agreements and grants are discussed under the headings "Compensation of Executive Officers and Directors" and "Security Ownership of Certain Beneficial Owners and Management" below.

         Ransom W. Etheridge, a Director of the Company is an attorney in private practice who has rendered corporate legal services to us from time to time, for which he has received fees. Richard C. Piani, a Director of the Company, lives in Paris, France and assists the Company's European subsidiary in their dealings with medical institutions and the European Medical Evaluation Authority. William M. Mitchell, M.D., a Director of the Company, works with David R. Strayer, M.D. (our Medical Director) in establishing clinical trial protocols as well as other scientific work for the Company from time to time.
For these services, these Directors were paid an aggregate of $170,150 in the year 2002. No individual Director was paid in excess of $60,000.

         William A. Carter, Chief Executive Officer of the Company, received an aggregate of $12,486 in short term advances in 2002 which were repaid as of December 31, 2002. All advances bear interest at 6% per annum. The Company loaned $60,000 to Ransom W. Etheridge, a Director of the Company in November, 2002 for the purpose of exercising 15,000 Class A Redeemable warrants. This loan bears interest at 6% per annum. Dr. Carter's short term advances and Mr. Etheridge's loan were approved by the Board of Directors.

We paid $33,450 to Carter Realty for the rental of property used by us for business purposes at various times in 2002. The property is owned by others and managed by Carter Realty. Carter Realty is owned by Robert Carter, the brother of William A. Carter.

There are no material proceedings to which any officer, director or affiliate, or any associate thereof is a party adverse to the Company or has a material interest adverse to the Company.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires Hemispherx's officers and directors, and persons who own more than ten percent of a registered class of Hemispherx's equity securities, to file reports with the Securities and Exchange Commission reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5.

         Based solely on a review of the copies of such forms received by Hemispherx, Hemispherx believes that, during the fiscal year ended December 31, 2002, its officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECRTORS

         The summary compensation table below sets forth the aggregate compensation paid or accrued by Hemispherx for the fiscal years ended December 31, 2002, 2001 and 2000 to (I) the Chief Executive Officer and (ii) Hemispherx's four most highly paid executive who were serving as executives at the end of the last completed fiscal year and whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executives").



                           SUMMARY COMPENSATION TABLE


Name and Principal Position                Year     Salary ($)       Restricted Stock   Warrants &         All Other
                                                                     Awards             Option Awards      Compensation (1)
------------------------------------------ -------- ---------------- ------------------ ------------------ -----------------
William A. Carter                          2002     (5)$468,830                   -     (2)1,000,000         $25,747
    Chairman of the Board and CEO          2001     (5)456,608                    -     (3)  386,650          22,917
                                           2000     (5)539,620                    -     (6)  100,000          22,917


Robert E. Peterson                         2002      $151,055                     -     (2)  200,000             -
  Chief Financial Officer                  2001       146,880                     -     (4)   40,000             -
                                           2000       145,944                     -               -              -



David R. Strayer, M.D.                     2002      $178,594                     -     (2)   50,000             -
  Medical Director                         2001       174,591                     -     (7)   10,000             -
                                           2000   (7) 172,317                     -               -              -


Carol A. Smith, Ph.D.                      2002      $128,346                     -     (4)   20,000             -
  Director of Manufacturing                2001       124,800                     -               -              -
                                           2000       124,000                     -     (7)   10,000             -



     (1) Consists of insurance premiums paid by Hemispherx with respect to term life and disability insurance for the benefit of the named executive officer.

     (2) Represents warrants to purchase shares of our common stock at $2.00 per share.

     (3) Consists of 188,325 warrants to purchase common stock at $6.00 per share and 188,325 warrants to purchase common stock at $9.00 per share. Also includes a stock option grant of 10,000 shares exercisable at $4.03 per share.

     (4) Consists of a stock option grant of 10,000 shares exercisable at $4.03 per share and 30,000 warrants to purchase common stock at $5.00 per share.

     (5) Includes a bonus of $90,397 paid in 2000. Also includes funds previously paid to Dr. Carter by Hahnemann Medical University where he served as a professor until 1998. This compensation was continued by the Company and totaled $79,826 in each of 2000, and 2001 and $82,095 in 2002.

     (6) Represents warrants to purchase common stock exercisable at $6.25 per share.

     (7) Consists of a stock option grant of 10,000 shares exercisable at $4.03 per share.

     (8) Includes $98,926 paid by Hahnemann Medical University where Dr. Strayer served as a professor until 1998. This compensation was continued by the Company in 2000, 2001 and 2002.

     (9) Consists of stock option grant of 10,000 shares exercisable at $4.03 per share.


The following table sets forth certain information regarding the stock options and warrants granted during 2002 to the executive officers named in the above
Summary Compensation Table.

============================================================================== ========================  =========================
                                                                                                          POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                                                                          RATES OF STOCK PRICE
                                                                                                          APPRECIATION FOR
                                                                                                          OPTION AND WARRANTS TERM
----------------- ------------------------------ ----------------------------- ------------- ----------- ------------ ------------
                                                 PERCENTAGE OF TOTAL OPTIONS    EXERCISE
NAME              NUMBER OF SECURITIES           AND WARRANTS GRANTED TO        PRICE        EXPIRATION
                  UNDERLYING OPTIONS AND         EXPLOYEES IN FISCAL YEAR       PER SHARE(3) DATE
                  WARRANTS GRANTED (1)           2001(2)                                                  AT 5% (4)    AT 10% (4)
----------------- ------------------------------ ----------------------------- ------------- ----------- ------------ -------------
Carter, W.A.          1,000,000                       61.6%                     $2.00          8/13/07   $1,879,500   $ 1,969,000
----------------- ------------------------------ ----------------------------- ------------- ----------- ------------ -------------
Peterson, R.            200,000                       12.3%                     $2.00          8/13/07     $375,900      $393,800
----------------- ------------------------------ ----------------------------- ------------- ----------- ------------ -------------
Smith, C.                20,000                        1.2%                     $2.00          8/13/07      $37,590       $39,380
----------------- ------------------------------ ----------------------------- ------------- ----------- ------------ -------------
Strayer, D.              50,000                        3.1%                     $2.00          8/13/07      $93,975       $98,450
================  ============================== ============================= ============= =========== ============ =============
* Amounts indicate warrants granted.

     (1) Options vest over a three-year period. Warrants vest immediately.

     (2) Total warrants issued to employees in 2002 were 1,622,000.

     (3) The exercise price is equal to the closing price of the Company's common stock at the date of issuance.

     (4) Potential realizable value is based on an assumption that the market price of the common stock appreciates at the stated rates compounded annually, from the date of grant until the end of the respective option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                      Shares                   Securities Underlying              Value of Unexercised
                     Acquired on  Value         Unexercised Option                  In-the-Money Options
Name                 Exercise     Realized     at Fiscal Year End (#)          at Fiscal Year End ($) (1)
---------------------------------------------------------------------------------------------------------
                       (#)          ($)      Exercisable   Unexercisable      Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------

William A. Carter       -            -       3,552,044 (2)  753,334 (3)        $209,200         $97,500

Robert E. Peterson      -            -         314,240 (4)  103,334 (5)           6,300           6,300

David R. Strayer        -            -         101,666 (6)   28,334 (7)           3,250           3,250

Carol A. Smith          -            -          28,457 (8)   13,334 (9)           1,300           1,300


     (1) Computation based on $2.13, the December 31, 2002 closing bid price for the common stock on the American Stock Exchange.


     (2) Consists of (i) 250,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (ii) 188,325 warrants exercisable at $6.00 per share expiring on February 22, 2006, (iii) 188,325 warrants exercisable at $9.00 per share expiring on February 22, 2006, (iv) 100,000 warrants exercisable at $6.25 per share expiring on April 8, 2004, (v) 25,000 warrants exercisable at $6.50 per share expiring on September 17, 2004 (vi) 25,000 warrants to purchase common stock at $8.00 per share expiring September 17, 2004 and 6,666 stock option exercisable at $8.00 per share expiring on January 3, 2011. Also include 2,768,728 warrants and options held in the name of Carter Investments, L.C. of which W. A. Carter is the principal beneficiary. These securities consist of (i) 340,000 warrants exercisable at $4.00 per share expiring on January 1, 2008,
(ii) 170,000 warrants exercisable at $5.00 per share expiring on January 1, 2005, (iii) 300,000 warrants exercisable at $6.00 per share expiring on January 1, 2005, (iv) 20,000 warrants exercisable at $4.00 per share expiring on January 1, 2008, (v) 465,000 warrants exercisable at $1.75 expiring on June 3, 2005,
(vi) 1, 400,000 warrants exercisable at $3.50 per share expiring on October 16, 2004 and 73,728 stock options exercisable at $2.71 per share until exercised.


     (3) Consists of (i) 750,000 warrants exercisable at $2.00 per share expiring on August 13, 2007 and (ii) 3,334 start options exercisable at $4.03 per share expiring on January 3, 2011.

     (4) Consists of (i) 6,666 stock options exercisable at $4.03 per share expiring on January 3, 2011 (ii) 13,750 stock options exercisable at $3.50 per share expiring on January 22, 2007, (iii) 13,824 stock option exercisable at $4.34 per share expiring on July 17, 2003, (iv) 100,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (v) 50,000 warrants exercisable at $3.50 expiring on March 1, 2006, (vi) 100,000 warrants exercisable at $5.00 per share expiring on April 14, 2006 and (vii) 30,000 warrants exercisable at $5.00 per share expiring on February 28, 2009.

     (5) Consists of (i) 100,000 warrants exercisable at $2.00 per share expiring on August 13, 2007 and (ii) 3,334 stock options exercisable at $4.03 per share expiring on January 3, 2011.

     (6) Consists of (i) 25,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (ii) 50,000 warrants exercisable at $4.00 per share expiring on February 28, 2008, (iii) 6,666 stock options exercisable at $4.08 expiring on January 3, 2011 and (iv) 20,000 stock options exercisable at $3.50 per share expiring on January 22, 2007.

     (7) Consists of 25,000 warrants exercisable at $2.00 per share expiring on August 13, 2007 and 3,334 stock options exercisable at $4.03 per share expiring on August 13, 2007.

     (8) Consists of (i) 10,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (ii) 5,000 warrants exercisable at $4.00 per share expiring on June 7, 2008, (iii) 6,666 stock options exercisable at $4.03 per share expiring on January 3, 2016, and (iv) 6,791 stock options exercisable at $3.50 per share expiring on January 22, 2007.

     (9) Consists of 10,000 warrants exercisable at $2.00 per share and 3,334 stock options exercisable at $4.03 per share expiring on January 3, 2004.


Employment Agreements

      Hemispherx entered into an amended and restated employment agreement with its President and Chief Executive Officer, Dr. William A. Carter, dated as of December 3, 1998, which provided for his employment until May 8, 2004 at an initial base annual salary of $361,586, subject to annual cost of living increases. In addition, Dr. Carter could receive an annual performance bonus of up to 25% of his base salary, at the sole discretion of the board of directors. Dr. Carter does not participate in any discussions concerning the determination of his annual bonus. Dr. Carter is also entitled to an incentive bonus of 0.5% of the gross proceeds received by Hemispherx from any joint venture or corporate partnering arrangement, up to an aggregate maximum incentive bonus of $250,000 for all such transactions. Dr. Carter's agreement also provides that he be paid a base salary and benefits through May 8, 2004 if he is terminated without "cause", as that term is defined in the agreement. Pursuant to his original agreement, as amended on August 8, 1991, Dr. Carter was granted options to purchase 73,728 shares of Hemispherx's common stock at an exercise price of $2.71 per share. This agreement was extended to May 8, 2008 by the Board of Directors in August, 2002.

      Hemispherx entered into an amended and restated employment agreement with Robert E. Peterson dated April 1, 2001 which provides for Mr. Peterson's employment as Hemispherx's Chief Financial Officer until December 31, 2003 at an annual base fee of $155,988 per year, subject to annual cost of living increase. In addition, Mr. Peterson shall receive bonus compensation upon Federal Drug Administration approval of Ampligen based on the number of years of his employment by Hemispherx up to the date of such approval. Mr. Peterson also received 200,000 warrants to purchase shares of common stock with an exercise price of $2.00 in 2002.

Compensation of Directors

      During the year ended December 31, 2002, each non-employee Director received an annual retainer of $35,000 for serving on the Board of Directors. In addition, each non-employee Director received $1,000 for each meeting attended. The Chairman of each committee received an additional retainer of $5,000 per year and committee members receive an additional retainer of $3,000 per year. All non-employee directors received some compensation in 2002 for special project work performed on behalf of Hemispherx. All directors have been granted options to purchase common stock under Hemispherx's 1990 Stock Option Plan and\or Warrants to purchase common stock. Hemispherx believes such compensation and payments are necessary in order for Hemispherx to attract and retain qualified outside directors.


1993 Stock Option Plan

      Hemispherx's 1993 Stock Option Plan (1993 Plan), provides for the grant of options for the purchase of up to an aggregate of 138,240 shares of common stock to Hemispherx's employees, directors, consultants and others whose efforts are important to the success of Hemispherx. The 1993 Plan is administered by the Compensation Committee of the board of directors, which has complete discretion to select the eligible individuals to receive and to establish the terms of option grants. The 1993 Plan provides for the issuance of either non-qualified options or incentive stock options, provided that incentive stock options must be granted with an exercise price of not less than fair market value at the time of grant and that non-qualified stock options may not be granted with an exercise price of less than 85% of the fair market value at the time of grant. The number of shares of common stock available for grant under the 1993 Plan is subject to adjustment for changes in capitalization. This plan terminated as of July 7, 2003. No options were granted under the 1993 Plan.

1992 Stock Option Plan

      Hemispherx's 1992 Stock Option Plan (1992 Plan), provides for the grant of options for the purchase of up to an aggregate of 92,160 shares of common stock to Hemispherx's employees, directors, consultants and others whose efforts are important to the success of Hemispherx. The 1992 Plan is administered by the Compensation Committee of the board of directors, which has complete discretion to select the eligible individuals to receive and to establish the terms of option grants. The 1992 Plan provides for the issuance of either non-qualified options or incentive stock options, provided that incentive stock options must be granted with an exercise price of not less than fair market value at the time of grant and that non-qualified stock options may not be granted with an exercise price of less than 50% of the fair market value at the time of grant. The number of shares of common stock available for grant under the 1992 Plan is subject to adjustment for changes in capitalization. This plan expired as of December 3, 2002. No options were granted under the 1992 Plan.

1990 Stock Option Plan

      Hemispherx 1990 Stock Option Plan, as amended, provides for the grant of options to employees, directors, officers, consultants and advisors of Hemispherx for the purchase of up to an aggregate of 460,798 shares of common stock. The plan is administered by the Compensation Committee of the board of directors, which has complete discretion to select eligible individuals to receive and to establish the terms of option grants. The number of shares of Common stock available for grant under the 1990 Plan is subject to adjustment for changes in capitalization. As of December 31, 2002, options to acquire an aggregate of 245,782 shares of the common stock were available for grants under the 1990 plan. This plan remains in effect until terminated by the Board of Directors or until all options are issued.


401(K) Plan

      In December 1995, Hemispherx established a defined contribution plan, effective January 1, 1995, the Hemispherx Biopharma employees 401(K) Plan and Trust Agreement. All full time employees of Hemispherx are eligible to participate in the 401(K) plan following one year of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions per annum. Participants' contributions to the 401(K) plan may be matched by Hemispherx at a rate determined annually by the board of directors. Each participant immediately vests in his or her deferred salary contributions, while Hemispherx contributions will vest over one year. In 2002 Hemispherx provided matching contributions to each employee for up to 6% of annual pay for a total contribution of $38,000 for all employees.


Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 2002, the members of Hemispherx's Compensation Committee were Ransom W. Etheridge and Richard Piani. Mr. Etheridge serves as the Company's Secretary and is an attorney in private practice and has rendered legal services to Hemispherx for which he received a fee. Mr. Piani lives in Paris, France and assists the Company's European subsidiary in their dealings with medical institutions and the European Medical Evaluation Authority for which he received a fee in 2001. The fees paid to Mr. Etheridge and Mr. Piani in 2002 were less than $60,000 each.

      Notwithstanding anything to the contrary, the following report of the Compensation Committee, the report of the Audit Committee on page 7, and the performance graph on page 20 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Compensation

      The Compensation Committee makes recommendations concerning salaries and compensation for employees of and consultant to Hemispherx. In general, the Compensation Committee seeks to link the compensation paid to each executive officer to the performance of such executive officer. Within these parameters, the executive compensation that is competitive with companies of comparable size and with similar market and operating characteristics.

      The Company's policy is that executive compensation should be directly and materially related to the short-term and long-term operating performance and objectives of the Company. As such, the Compensation Committee has determined that compensation of executive officers should include a mixture of short and long range compensation elements which are intended to attract, motivate and retain competent executive personnel, increase executive ownership interests in the Company and improve operating performance of the Company.

There are three elements in Hemispherx's executive compensation program, all determined by individual and corporate performance:

o        Base salary
o        Annual incentive
o        Long-term incentive


      Base Salary

      In establishing base salary levels for individual executives, the Compensation Committee will consider factors such as the executive's scope of responsibility, current and future potential performance, and overall competitive positioning relative to comparable positions at other companies. The objective of the Company is to structure salaries that are competitive with those of similarly situated companies.

      The Summary Compensation Table shows amounts earned during 2002 by our executive officers. The base salary compensation for each of Dr. William A. Carter and Robert E. Peterson is set by the terms of the employment engagement agreement entered into with each Executive Officer. Hemispherx established the base salary for its Chief Executive Officer, Dr. William A. Carter under an employment agreement dated December 31, 1998 (as amended on August 14, 2002) for a base salary of $361,586 until May 8, 2008. Hemispherx also extended its engagement agreement with Robert E. Peterson, Chief Financial Officer, which provides for a base fee of $155,988 until December 31, 2003. Dr. Carter's and Mr. Peterson's agreements provide for annual cost of living increases. Dr. Carter's compensation also includes funds previously paid to Dr. Carter by Hahnemann Medical University where he served as a professor until 1998. This compensation was continued by company and totaled $79,826 in each of 2000 and 2001. In 2002, this compensation was $82,095.

      Annual Incentives

      Annual incentive bonus awards are granted from time to time to executives in recognition of their contribution to the Company's business and operations, as measured against competitors of the company and the Company's internal budgets and operating plans.

      Under the terms of their respective agreements with the Company, our Chief Executive Officer and President, Dr. William A. Carter, and our Chief Financial Officer, Robert E. Peterson, may receive an annual incentive bonus as determined by the Compensation Committee based on such executive officer's performance during the previous calendar year. The cash bonus awarded to the Company's Chief Executive Officer in 1999 and 2000 was determined on provisions of his employment agreement.

      Long-Term Incentives

      The Company grants long-term incentive awards periodically to align a significant portion of the executive compensation program with stockholder interests over the long-term through encouraging and facilitating executive stock ownership. Executives are eligible to participate in the Company's incentive stock option plans. In connection with extending Dr. Carter's employment agreement in 2002, the Compensation Committee approved a grant of 1,000,000 warrants to our Chief Executive Officer and President, Dr. William Carter. These warrants are exercisable at $2.00 per share. All warrants expire on August 13, 2008 unless previously exercised. Also, our Chief Financial Officer, Robert E. Peterson was granted 200,000 warrants to purchase common stock at $2.00 per share which expires August 13, 2008 unless previously exercised.

      Chief Executive Officer Compensation

      The Summary Compensation Table shows that during the year 2002 the Company's Chief Executive Officer and President, Dr. William A. Carter earned $376,782 in base compensation pursuant to the terms of his employment agreement. In addition, Dr. Carter's compensation in 2002 also includes funds previously paid by Hahnemann University where he served as a Professor until 1998. In 2002, Dr. Carter also received an aggregate of $12,486 in short term advances bearing interest at 6% per annum, of which were repaid by December 31, 2002.

      The Compensation Committee believes that Dr. Carter's total compensation is consistent with the median compensation for CEO's in comparable companies. Factors reviewed by the Compensation Committee's assessment of the Company's and the CEO's performance include individual performance, growth in revenue and expense management and implementation of the Company's business strategy.

      Compliance With Internal Revenue Code Section 162(m).

      One of the factors the Compensation Committee considers in connection with compensation matters is the anticipated tax treatment to Hemispherx and to the executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive's vesting in, or exercise of, previously granted rights. Moreover, interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Accordingly, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

           This report submitted by the Compensation Committee of the
                          Company's Board of Directors.

                                Richard C. Piani
                               William M. Mitchell

                       COMPARATIVE STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return for the Company's common stock since December 31, 1997 to the cumulative total returns of (I) the Standard &Poor's Smallcap 600 Index and (ii) a peer group index for the same period, assuming an investment of $100 in each of the Company's common stock, the Standard & Poor's Smallcap 600 Index and the peer group index.

[GRAPH OF TOTAL SHAREHOLDER RETURNS]


                      ASSUMES $100 INVESTED ON JAN. 1, 1996
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

                           ANNUAL RETURN PERCENTAGE
                           Years Ending

Company Name / Index        Dec98   Dec99       Dec00        Dec01       Dec02
-------------------------------------------------------------------------------
HEMISPHERX BIOPHARMA INC    69.25   44.55       -52.20       -5.26      -52.67
S&P SMALLCAP 600 INDEX      -1.31   12.40        11.80        6.54      -14.63
PEER GROUP                   6.85   13.61        54.46       63.31       -7.96


                           INDEXED RETURNS
                            Base     Years Ending
                            Period
Company Name / Index        Dec97  Dec98   Dec99    Dec00     Dec01    Dec02
------------------------------------------------------------------------------
HEMISPHERX BIOPHARMA INC    100    169.25  244.65   116.94   110.78       52.44
S&P SMALLCAP 600 INDEX      100     98.69  110.94   124.03   132.13      112.80
PEER GROUP                  100    106.85  121.39   187.50   306.22      281.85
Peer Group Companies
------------------------------------------------------------------------------
GILEAD SCIENCES INC
ISIS PHARMACEUTICALS INC



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth as of July 10, 2003, the number and percentage of outstanding shares of common stock beneficially owned by each of our directors and the Named Executives; and all of our officers and directors as a group. As of July 10, 2003, there were no persons, individually or as a group, known to Hemispherx to be deemed the beneficial owners of five percent or more of the issued and outstanding common stock.

OFFICERS, DIRECTORS   SHARES BENEFICIALLY OWNED %OF SHARE BENEFICIALLY OWNED(1)
AND PRINCIPAL
STOCKHOLDERS
----------------------------------------------- --------------------------------

William A. Carter, M.D. (2)    4,202,107                  (9.2%)

Robert E. Peterson      (3)      314,074                   *

Ransom W. Etheridge     (4)      214,316                   *

Richard C. Piani        (5)      196,747                   *


William M. Mitchell,M.D.(6)      175,640                   *

David R. Strayer, M.D.  (7)       87,246                   *

Carol A. Smith          (8)       28,457                   *

Iraj-Eqhbal Kiani       (9)       12,000                   *



All directors and executive officers as a
group (9 persons)              5,230,587                  (13.3%)
------------------------
* Less than 1%


(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days of July 10, 2003. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, Hemispherx believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares common stock which they beneficially own.
(2) Includes (i) an option to purchase 73,728 shares of common stock from Hemispherx at an exercise price of $2.71 per share and expiring on August 8 2004, (ii) Rule 701 Warrants to purchase 1,400,000 shares of common stock at a price of $3.50 per share, originally expiring on September 30, 2002 was extended to September 30, 2007; (iii) warrants to purchase 465,000 shares of common stock at $1.75 per share issued in connection with the 1995 Standby Financing Agreement and expiring on June 30, 2005;
      (iv) 340,000 common stock warrants exercisable at $4.00 per share and originally expiring on January 1, 2003 was extended to January 1, 2008;
      (v) 170,000 common stock warrants exercisable at $5.00 per share and expiring on January 2, 2005; (vi) 25,000 warrants to purchase common stock at $6.50 per share and expiring on September 17, 2003; (vii) 25,000 warrants to purchase common stock at $8.00 per share and expiring on September 17, 2004; (viii) 100,000 warrants to purchase common stock at $6.25 per share and expiring on April 8, 2004; (ix) 20,000 warrants to purchase common stock at $4.00 per share originally expiring January 1, 2003 was extended to January 1, 2008, (x) 188,325 common stock warrants exercisable at $6.00 per share and expiring on February 22, 2006; (xi) 188,325 common stock warrants exercisable at $9.00 per share and expiring on February 22, 2006 (xii) 300,000 common stock warrants granted in 1998 that are exercisable at $6.00 per share and expiring on January 1, 2006
      (xiii) options to purchase 6,666 shares of common stock at $4.03 per share and expiring on January 3, 2011 (xiv) 250,000 warrants exercisable $2.00 per share on August 13, 2007 and 650,060 shares of common stock.
(3) Includes (i) 27,574 options to purchase common stock at an average exercise price of $3.92 per share, expiring on July 17, 2003 (ii) warrants to purchase 50,000 shares of common stock at an exercise price of $3.50 per share, expiring on March 1, 2006 (iii) warrants to purchase 100,000 shares of common stock at $5.00 per share, expiring April 14, 2006 (iv) 30,000 warrants to purchase common stock at $5.00 per share, expiring on February 28, 2009 (v) options to purchase 6,000 shares at $4.03 per share that expires on January 3, 2011 (vi) 200,000 warrants exercised at $2.00 per share expiring on November 13, 2007 and (v) 500 shares of common stock.
(4) Includes 20,000 warrants to purchase common stock at $4.00 per share, originally expiring on January 1, 2003 and was extended to January 1, 2008; 25,000 warrants to purchase common stock at $6.50 per share; 25,000 warrants to purchase common stock at $8.00 per share, all expiring on September 12, 2004; 100,000 warrants exercisable $2.00 per share expiring on August 13, 2007 and 44,316 shares of common stock.
(5) Includes (i) 20,000 warrants to purchase 25,000 shares of common stock at $6.50 per share (ii) warrants to purchase 25,000 shares of common stock at $6.50 per share (iii) 25,000 warrants to purchase at $8.00 per share, all expiring on September 17, 2004; (iv) 100,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (v) 8,847 shares of common stock owned by Mr. Piani (vi) 12,900 shares of common stock owned jointly by Mr. And Mrs. Piani; and (vii) 5,000 shares of common stock owned by Mrs. Piani.
(6) Includes (i) warrants to purchase 12,000 shares of common stock at $6.00 per share, expiring on August 25, 2003; (ii) 25,000 warrants to purchase common stock at $6.50 per share; (iii) 25,000 warrants to purchase common stock at $8.00 per share all expiring on September 17, 2004; (iv) 100,000 warrants exercisable at $2.00 per share expiring on August 13, 2007 and 13, 640 shares of common stock.
(7) Includes (i) stock options to purchase 20,000 shares of common stock at $3.50 per share; (ii) 50,000 warrants to purchase common stock at $4.00 per share; (iii) 2,500 stock options exercisable at $4.03 per share and expiring on January 3, 2011 and; (iv) 14,746 shares of common stock.
(8) Consists of 5,000 warrants to purchase common stock at $4.00 per share expiring June 7, 2008; 6,791 stock options exercisable at $3.50 expiring January 22, 2007, 10,000 warrants exercisable at $2.00 per share expiring in August 13, 2007 and options to purchase 6,666 shares of common stock at $4.03 per share expiring on January 3, 2011.
(9) Consist s of 12,000 warrants exercisable at $3.86 per share expiring on April 30, 2005.


                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP as independent auditors of
     Hemispherx for the fiscal year ending December 31, 2003 subject to ratification by the stockholders. BDO Seidman, LLP has served as Hemispherx's independent auditors since June, 2000.

         At the Annual Stockholder's Meeting on August 14, 2002 and pursuant to the recommendation of the Audit Committee of the Board of Directors, stockholders ratified the appointment of the firm of BDO Seidman, LLP, as independent accountants, to audit the financial statements of the Company for the year end December 31, 2002.

         All audit and professional services provided by BDO Seidman, LLP are approved by the Audit Committee. The total fees billed by BDO Seidman, LLP were $104,885 in 2001 and $178,429 in 2002. The fees for work in 2001 and 2002 are summarized below in terms of audit work and other work. BDO Seidman, LLP did not perform any tax work for the company in 2001 or 2002.

         Audit Fees - The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's financial statements for the year ending December 31, 2001 and 2002 were approximately $96,707 in 2001 and $131,284 in 2002. These fees included review of the Company's quarterly filings with the SEC.

         Other Fees - The aggregate fees billed by BDO Seidman, LLP for other fees was $8,178 in 2001 and $47,145 in 2002. These fees basically reflect BDO Seidman, LLP's work on reviewing Form S-3 registration statements and acquisition due diligence.

         The Audit Committee has determined that BDO Seidman, LLP's rendering of these non-audit services is compatible with maintaining auditors independence. The Board of Directors considers BDO Seidman, LLP to be well qualified to serve as the independent public accountants of the Company. If, however, the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors may, but is not required to, reconsider the appointment. It is anticipated that a representative of BDO Seidman, LLP will be present at the Annual Meeting and will be available to respond to appropriate questions.

         The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights, which arise as a result of a vote to ratify the selection of auditors.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 3

                   APPROVAL OF THE COMPANY'S PROPOSAL TO AMEND
                          THE ARTICLES OF INCORPORATION

         The Board of Directors is proposing the approval and adoption of an amendment to the Company's Certificate of Incorporation, which increases the number of common shares authorized for issuance. The complete text of the proposed Amendment to the Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

         The Company's Articles currently authorize the issuance of 50,000,000 common shares, $.001 par value, and 5,000,000 Preferred Shares, $.001 par value per share. In May, 2003, the Board of Directors adopted a resolution proposing that the Articles be amended to increase the authorized number of common shares to 100,000,000 subject to stockholder approval of the Amendment to the Articles. The Board of Directors has determined that adoption of the Amendment is in the best interest of the Company and unanimously recommends approval by the stockholders.

         As of June 30, 2003, the Company had 35,757,559 common shares outstanding and 13,565,064 common shares reserved for future issuance under the Company's existing stock option plans and outstanding options, warrant and convertible debentures, leaving 677,377 common shares available for future grants.

         The Board of Directors believes that the proposed increase in authorized common shares will benefit the Company by providing flexibility to issue common shares for a variety of business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by the Company's charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which the Company's securities may be listed or quoted. In addition, the Company's Board of Directors could issue large blocks of Company Common Stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

         On March 12, 2003, we issued an aggregate of $5,426,000 in principal amount of 6% Senior Convertible Debentures due January 31, 2005 and an aggregate of 743,288 warrants to two investors in a private placement for aggregate gross proceeds of $4,650,000. The Debentures mature on January 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Pursuant to the terms and conditions of the Senior Convertible Debentures, we have pledged all of our assets including the assets acquired from Interferon Sciences, Inc. other than intellectual property, as collateral and are subject to comply with certain financial and negative covenants, which include but are not limited to the repayment of principal balances upon achieving certain revenue milestone.

         The Debenture are convertible at the option of the investors at any time through January 31, 2005 into shares of our common stock. The conversion price under the Debentures is fixed at $1.46 per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.

         The investors also received warrants to acquire at any time through March 12, 2008 an aggregate of 743,288 shares of common stock at a price of $1.68 per share. On March 12, 2004, the exercise price of the warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between March 13, 2003 and March 11, 2004 (but in no event less than $1.176 per share). The exercise price (and the reset price) under the warrants also is subject to similar adjustments for anti-dilution protection.


         As of June 30, 2003, the debenture holders have converted $1,510,222 of debt into 1,157,686 shares of common stock and exercised all of the 743,288 warrants, which produced $1,248,724 in additional operating funds for the Company.


          The debenture holders have expressed interest in providing additional financing on similar terms with some modifications to the original debenture. The Company is considering this offer and, if accepted, would use some of the shares of the shares included in the increased authorization.

         Other than this offer, the Company has no specific plans with regard to its use of the authorized but unissued/unreserved shares; however, it anticipates that it will (i) attempt to raise capital through the sale of its common stock or securities convertible into or exercisable for Common
     Stock: and/or (ii) acquire additional assets.

         The Board of Directors has no specific plans, understandings, agreements or commitments to issue additional common shares for capital raising transactions or acquisitions. Failure to obtain stockholders approval of this proposal will not impact the Company's existing agreements to issue common shares.

          The Board believes that the Company will be adversely impaired of this proposal is not approved.

     Recommendation and Required Vote

         The affirmative vote of at least a majority of the issued and outstanding shares as of the record date is necessary for approval of Proposal No. 3. Under Delaware law, there are no rights of appraisal or dissenter's rights, which arise as a result of a vote to amend the Certificate of Incorporation.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                     GENERAL

     Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all directors nominated and FOR Proposal No. 2 and 3.

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                           By   Order of the Board of Directors,
                                                Ransom W. Etheridge, Secretary

     Philadelphia, Pennsylvania
     July ____, 2003

                                                                   APPENDIX "A"
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           HEMISPHERX BIOPHARMA, INC.

                            Under Section 242 of the
                    Corporation Law of the State of Delaware


          William A. Carter, the President of HEMISPHERX BIOPHARMA, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    "Article `FOURTH' of the Certificate of Incorporation, which sets forth the capitalization of the Company, is amended and, as amended, reads as follows:

               `FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 of which 100,000,000 shares shall be Commons Stock of the par value of $0.001 and 5,000,000 shares shall be Preferred Stock of the par value of $0.01, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.'"

     SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the President hereinbefore named, has executed, signed and acknowledged this amendment to the Certificate of Incorporation this day of ________, A.D. 2003.

1462:
William A. Carter, President

                         PRELIMINARY COPY OF PROXY CARD

                           HEMISPHERX BIOPHARMA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 10, 2003

           THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William A. Carter and Ransom W. Etheridge and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Embassy Suites, 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania 19103, on Wednesday, September 10, 2003, at 10:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Hemispherx Biopharma, Inc. the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1.       Proposal No.1-Election of Directors.

     Nominees: William A. Carter, Richard C. Piani, Ransom W. Etheridge, William
M. Mitchell, and Iraj-Eqhbal Kiani.

 / /For all nominees (except as marked    // Authority Withheld as to all
    to the contrary below)                   Nominees

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INIVDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)

     William A. Carter Richard C. Piani Ransom W. Etheridge William M. Mitchell Iraj-Eqhbal Kiani

     2. Proposal No. 2-Ratification of the selection of BDO Seidman, LLP, as independent auditors of Hemispherx Biopharma, Inc. for the year ending December 31, 2003.

       For //                   Against //                 Abstain //

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     4. Proposal No. 3 - Amend the Company's Certificate of Incorporation to increase the authorized shares of common stock from 50,000,000 to 100,000,000.

       For //                   Against //                 Abstain //

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD RECOMMENDS A VOTE "FOR" ITEMS NOS. 1, 2 AND 3. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF WILLIAM A. CARTER, RICHARD
C. PIANI, RANSOM W. ETHERIDGE, WILLIAM A. MITCHELL AND IRAJ-EQHBAL KIANI AS DIRECTORS, FOR PROPOSALS NO. 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.



                    Please date,  sign as  name  appears  at  left,  and  return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.


                                 Dated:    -----------------------------

                                 Signature -----------------------------

                                                   -----------------------------
                                                       (Print Name)


      SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE